Exhibit 23

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
of Poe & Brown, Inc.

     As independent certified public accountants, we hereby consent to the incorporation of our report dated January 19, 1998, included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements (File Nos. 33-1900, 33-76, 2-61019, 33-41204, 33-41825 and 333-14925).


                              ARTHUR ANDERSEN LLP


Orlando, Florida
March 24, 1998